UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2008

Hawaiian Telcom Communications, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-131152	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1177 Bishop Street

Honolulu, Hawaii  96813

(Address of principal executive offices)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                     Results of Operations and Financial Condition.

Hawaiian Telcom Communications, Inc. issued a press release on August 13, 2008, announcing its 2008 second quarter earnings.  This information, attached as Exhibit 99.1, is being furnished to the SEC pursuant to Item 2.02 of Form 8-K.

Item  4.02.               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)                                  On August 7, 2008, the Company’s management, following discussions with the Audit Committee of the Board of Directors of the Company, concluded that the previously filed unaudited condensed consolidated financial statements and other financial information as of and for the quarterly periods ended September 30, 2007 and 2006 and June 30, 2007 and 2006, issued with the Company’s Forms 10-Q for the quarters ended September 30, 2007 and June 30, 2007, should no longer be relied upon. In preparing its unaudited condensed consolidated financial statements for the quarterly period ended June 30, 2008, the Company determined that interest expense on certain debt obligations that were required to be repaid using proceeds from the November 2007 sale of the Company’s directories publishing segment, which the Company entered into an agreement to sell on April 29, 2007, were incorrectly classified as interest expense within continuing operations and should have been classified as part of discontinued operations for the three and nine month periods ended September 30, 2007 and 2006 and three and six month periods ended June 30, 2007 and 2006.  As a result, loss from continuing operations and income from discontinued operations, net of tax within the previously issued unaudited condensed consolidated statements of operations, were overstated by $6,486,000, $9,082,000, $5,456,000 and $8,998,000 for the three months ended September 30, 2007 and 2006, June 30, 2007 and 2006, respectively; $19,456,000 and $26,556,000 for the nine month periods ended September 30, 2007 and 2006, respectively; and $13,170,000 and $17,475,000 for the six month periods ended June 30, 2007 and 2006, respectively.  The error has no impact on the Company’s previously reported unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of cash flows, unaudited condensed consolidated statements of changes in stockholder’s equity or operating income (loss) and net income (loss) within the unaudited condensed consolidated statements of operations.  Interest expense was appropriately accounted for in the consolidated financial statements issued with the Company’s Form 10-K for the year ended December 31, 2007.  The Company will restate the unaudited condensed consolidated financial statements as of and for the quarter ended June 30, 2007 when filing its Form 10-Q for the quarter ended June 30, 2008, and will restate the unaudited condensed consolidated financial statements as of and for the quarters ended September 30, 2007 and 2006 by filing an amendment to the Form 10-Q for the quarter ended September 30, 2007 as soon as practicable. The Company will evaluate the impact of this error on its disclosure controls.

The Company’s management and Audit Committee of the Board of Directors have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

Item 9.01                     Financial Statements and Exhibits.

(d)                                      Exhibits

99.1                 Press Release dated August 13, 2008 announcing 2008 second quarter earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2008
HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ John T. Komeiji
John T. Komeiji
Senior Vice President and General Counsel